PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                     Newark, New Jersey 07102
                                     A STOCK COMPANY SUBSIDIARY OF
                                     The Prudential Insurance Company of America

This is an annuity contract. Subject to the provisions of the Contract, and in consideration of any Purchase Payments you make and we accept, we will make Annuity Payments starting on the Annuity Date shown on the Contract Data pages.

Please read the Contract carefully; it is a legal contract between you and Pruco Life Insurance Company. Expense charges applicable to the Contract are shown on the Contract Data pages. If you have a question about the Contract, or a claim, see one of our representatives or contact the Annuity Service Center.

10 DAY RIGHT TO CANCEL CONTRACT

This Contract may be returned within 10 days after you receive it. It can be mailed or delivered to either us, at the Annuity Service Center, or the representative who sold it to you. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. The returned Contract will be canceled upon our receipt, and we will return an amount equal to the sum of (i) the difference between Purchase Payments received, including any fees or other charges, and the amount(s) allocated to the Allocation Options under the Contract, and (ii) the Contract Value as of the date we receive the Contract back. Under certain circumstances, we have the right to allocate Purchase Payment(s) to the Money Market Subaccount until the expiration of the Right to Cancel period. If we so allocate Purchase Payment(s), we will refund the Purchase Payment(s), less any withdrawals, in the event of cancellation under the terms of this paragraph.

                       READ YOUR CONTRACT CAREFULLY

Signed for Pruco Life Insurance Company of New Jersey, a New Jersey Corporation.



------------------------------------      -------------------------------------
             Secretary                                President


                       INDIVIDUAL DEFERRED VARIABLE

                             ANNUITY CONTRACT

                             NON-PARTICIPATING

ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


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


                                    PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                    Newark, New Jersey 07102
                                    A STOCK COMPANY SUBSIDIARY OF
                                    The Prudential Insurance Company of America

This is an annuity contract. Subject to the provisions of the Contract, and in consideration of any Purchase Payments you make and we accept, we will make Annuity Payments starting on the Annuity Date shown on the Contract Data pages.

Please read the Contract carefully; it is a legal contract between you and Pruco Life Insurance Company. Expense charges applicable to the Contract are shown on the Contract Data pages. If you have a question about the Contract, or a claim, see one of our representatives or contact the Annuity Service Center.

10 Day Right to CANCEL CONTRACT

This Contract may be returned within 10 days after you receive it. It can be mailed or delivered to either us, at the Annuity Service Center, or the representative who sold it to you. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. The returned Contract will be canceled upon our receipt, and we will return an amount equal to the sum of (i) the difference between Purchase Payments received, including any fees or other charges, and the amount(s) allocated to the Allocation Options under the Contract, and (ii) the Contract Value as of the date we receive the Contract back. Under certain circumstances, we have the right to allocate Purchase Payment(s) to the Money Market Subaccount until the expiration of the Right to Cancel period. If we so allocate Purchase Payment(s), we will refund the Purchase Payment(s), less any withdrawals, in the event of cancellation under the terms of this paragraph.

                          READ YOUR CONTRACT CAREFULLY

Signed for Pruco Life Insurance Company of New Jersey, a New Jersey Corporation.



------------------------------------      -------------------------------------
             Secretary                                President


                          INDIVIDUAL DEFERRED VARIABLE

                                ANNUITY CONTRACT

                                NON-PARTICIPATING

ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


VFLX--99 C-ROP--NY                                                        [(A)]

                                TABLE OF CONTENTS


CONTRACT DATA PAGES ......................................................   3

DEFINITIONS ..............................................................   4

PURCHASE PAYMENTS ........................................................   6

CONTRACT VALUE ...........................................................   7

VARIABLE SEPARATE ACCOUNT ................................................   7

CONTRACT MAINTENANCE CHARGE ..............................................   7

TRANSFERS ................................................................   8

WITHDRAWALS ..............................................................   8

DEATH BENEFIT ............................................................   9

ANNUITY AND SETTLEMENT OPTIONS ...........................................  11

BENEFICIARY ..............................................................  12

SUSPENSION OR DEFERRAL OF PAYMENTS OR
   TRANSFERS FROM THE SEPARATE ACCOUNT....................................  13

GENERAL PROVISIONS .......................................................  14

VALUES AND BENEFITS ......................................................  15

ANNUITY OPTION PAYMENT TABLES.............................................  15


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                                                        CONTRACT NUMBER E0112917

                                  CONTRACT DATA


OWNER:            ANTON K. EBERHARD

JOINT OWNER:      NONE                              AGE AT ISSUE:

ANNUITANT:        ANTON K. EBERHARD                 AGE AT ISSUE:  57

CO-ANNUITANT:     NONE                              AGE AT ISSUE:

CONTRACT NUMBER:  EO112917                          CONTRACT DATE: April 23,1999

PLAN TYPE:        CUSTODIAL ROTH                    ANNUITY DATE: APRIL 23, 2032

PURCHASE PAYMENTS:

     INITIAL PURCHASE PAYMENT: $18,045.45.

     MINIMUM SUBSEQUENT PURCHASE PAYMENT: $1,000. For IRA contracts, the Minimum Subsequent Purchase Payment is $1 ,000. We may allow a lower Minimum Subsequent Purchase Payment for payroll deduction plans or other automatic purchase plans.

     ANNUAL PURCHASE PAYMENT LIMITS: The total of all Purchase Payments made into this Contract in the first Contract Year may not exceed $10,000,000. The total of all Purchase Payments made into this Contract in any Contract Year after the first Contract Year may not exceed $2,000,000. Purchase Payments of greater value may be allowed with our prior approval.

     AGGREGATE PURCHASE PAYMENT LIMIT: The total of all Purchase Payments made into this Contract may not exceed $10,000,000. Purchase Payments of greater value may be allowed with our prior approval.

BENEFICIARY:

     As designated by Owner at Contract Date unless changed in accordance with the Contract provisions.


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


CONTRACT MAINTENANCE CHARGE:

     If your Contract Value is less than $50,000, we will charge a Contract Maintenance Charge of the lesser of 2% of the Contract Value or $30. This charge is deducted on the Contract Anniversary and when a surrender of the Contract occurs, if the Contract Value at the time is then less than $50,000. The Contract Maintenance Charge will be deducted on a pro-rata basis from all Allocation Options to which your Contract Value is allocated. During the Annuity Period, we reserve the right to assess an annual Contract Maintenance Charge of $30. The decision to assess this charge may depend on the Annuity or Settlement Option selected. We reserve the right to increase the Contract Maintenance Charge, but it will not exceed $60 per Contract Year, and to raise the Contract Value amount over which we will waive the Contract Maintenance Charge.

INSURANCE CHARGE:

     This charge is deducted daily from the assets in each of the Subaccounts. The maximum daily charge is .00367395%, which is equivalent to an annual rate of 1.35%.

ALLOCATION OPTIONS:

   VARIABLE INVESTMENT OPTIONS:

     The following variable investment options are available through allocation to subaccounts of the Pruco Life Flexible Premium Variable Annuity Account. We reserve the right to limit the availability of the below options, if necessary, in order to comply with federal, state or local law.

     THE PRUDENTIAL SERIES FUND, INC.
         Diversified Bond Portfolio
         Diversified Conservative Growth Portfolio
         Equity Income Portfolio
         Equity Portfolio
         Global Portfolio
         High Yield Bond Portfolio
         Money Market Portfolio
         Prudential Jennison Portfolio
         Small Capitalization Stock Portfolio
         Stock Index Portfolio
         20/20 Focus Portfolio

     AIM VARIABLE INSURANCE FUNDS, INC.
         AIM V.I. Growth and Income Fund
         AIM V.I. Value Fund

     AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
         VP Value Portfolio


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


     JANUS ASPEN SERIES
         Growth Portfolio
         International Growth Portfolio

     MFS VARIABLE INSURANCE TRUST
         Emerging Growth Series
         Research Series

     0CC ACCUMULATION TRUST
         Managed Portfolio
         Small Cap Portfolio

     TEMPLETON VARIABLE PRODUCTS SERIES FUND
         Franklin Small Cap Investments Portfolio
         --Class 2

     T.ROWE PRICE EQUITY SERIES, INC.
         Equity Income Portfolio

     T. ROWE PRICE INTERNATIONAL SERIES, INC.
         International Stock Portfolio

     WARBURG PINCUS TRUST
         Post-Venture Capital Portfolio

INTEREST RATE OPTIONS:

     The following interest rate options are currently available. We may add other options in the future.

                                      NONE

     ALLOCATION GUIDELINES: Currently, you may select any Allocation Option which is available at the time the Purchase Payment or transfer is made. However, an amount of at least 1% of the Invested Purchase Payment must be allocated to any Allocation Option. Allocations made pursuant to automatic rebalancing or dollar cost-averaging are not subject to these limitations.



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


TRANSFERS:

     NUMBER OF TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made among Subaccounts. We reserve the right to change this, but the Owner will always be allowed at least 12 transfers among Subaccounts in a Contract Year.

     TRANSFER CHARGE: The Transfer Charge for each transfer after the first 12 in a Contract Year is $10. The charge is taken pro-rata from the Allocation Options from which the transfer is made. Transfers made due to automatic rebalancing or dollar cost-averaging will not be counted for purposes of the transfer charge. We reserve the right to increase this charge, but it will not exceed $30.

     MINIMUM AMOUNT TO BE TRANSFERRED: Subject to the restrictions contained in the Contract on transfers, the minimum transfer amount is $250 or your entire interest in any Allocation Option, if less. This requirement is waived if the transfer is pursuant to automatic rebalancing or dollar cost-averaging.

WITHDRAWALS:

     Minimum Amount Which May Be Withdrawn: The minimum amount which may be withdrawn is $250. The minimum amount which may be withdrawn under a systematic withdrawal plan is $100.

     MINIMUM CONTRACT VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A
     WITHDRAWAL: The minimum Contract Value which must remain in the Contract in order to keep the Contract inforce after a withdrawal is $2,000.

ENDORSEMENTS:

     Individual Retirement Annuity Endorsement

ANNUITY SERVICE CENTER:

     PRUDENTIAL
     P.O. Box 1234
     Any Town, PA



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



                                   DEFINITIONS

ACCUMULATION PERIOD: The period from, and including, the Contract Date to, but excluding, the Annuity Date.

ADJUSTED CONTRACT VALUE: The Contract Value as of the Annuity Date less any applicable charges for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive. The applicable Annuity table is applied to this amount to determine the initial Annuity Payment.

ALLOCATION OPTIONS: Those allocation choices available under the Contract as of any given time, including the Variable Investment Options to which Contract Value may be allocated. Allocation Options as of the Contract Date are shown on the Contract Data pages.

ANNUITANT: The person named on the Contract Data pages upon whose continuation of life any Annuity Payment involving life contingencies depends. If the Annuitant dies before the Annuity Date, the Co-Annuitant, if applicable, becomes the Annuitant. If there is no surviving Co-Annuitant, and the Annuitant was not the Owner, the Owner becomes the Annuitant. You then have 60 days from the date we receive due proof of death of the Annuitant or Co-Annuitant to name a new Annuitant. If no new Annuitant is named during that 60 day period, the Owner will remain the Annuitant.

ANNUITY DATE: The date the first Annuity or Settlement Payment to the Payee is due. The Annuity Date is shown on the original Contract Data pages. You may change the Annuity Date; however, any such changed Annuity Date must be earlier than the date shown on the Contract Data pages, cannot precede the second Contract Anniversary and must be consistent with applicable law at the time. If there is a new Annuitant due to the death of the Annuitant or the assignment of the Contract, and the new Annuitant is older than the prior Annuitant, the Annuity Date will be based on the age of the new Annuitant; however any such changed Annuity Date must be earlier than the date shown on the Contract Data pages, cannot be later than the Contract Anniversary next following the new Annuitant's 90th birthday and must be consistent with applicable law at the time.

ANNUITY OR SETTLEMENT PAYMENTS: The series of payments made to you or any named payee after the Annuity Date as described under the annuity or settlement option selected.

ANNUITY PERIOD: The period of time, beginning on the Annuity Date, during which Annuity or Settlement Payments are made.

ANNUITY SERVICE CENTER: The office indicated on the Contract Data pages to which notices, requests and Purchase Payments must be sent. All sums payable to us under the Contract must be sent to the Annuity Service Center. The Annuity Service Center address may be changed at any time. You will be notified in advance and in writing of any change in address.

BENEFICIARY: The person(s) or entity(ies) who has the right to receive the death benefit when payable. The Owner must be the primary Beneficiary of the Joint Owner, and the Joint Owner must be the primary Beneficiary of the Owner.

BUSINESS DAY: Any day the New York Stock Exchange and the Company are open for business.

CO-ANNUITANT: The person shown on the Contract Data pages who becomes the Annuitant upon the death of the Annuitant before the Annuity Date. No Co-Annuitant may be designated if the Owner is a non-natural person.

COMPANY: Pruco Life Insurance Company of New Jersey, a New Jersey corporation.

CONTRACT ANNIVERSARY: The same day and month as the Contract Date in each later year.

CONTRACT DATE: The date shown on the Contract Data pages on which the first Contract Year begins.

CONTRACT SURRENDER VALUE: The Contract Value less any applicable Contract Maintenance Charge or charge for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive.


VFLX--99 C-ROP--NY                     Page 4                              [(A)]

CONTRACT VALUE: The dollar value as of any Business Day prior to the Annuity Date of all amounts accumulated under this Contract.

CONTRACT YEAR: A year which starts on the Contract Date or on a Contract Anniversary.

EARNINGS: The excess of the Contract Value over the sum of all Purchase Payments made and not yet withdrawn.

GENERAL ACCOUNT: Our general investment account which contains all of our assets with the exception of the Variable Separate Account and other segregated asset accounts.

GOOD ORDER: An instruction received at the Annuity Service Center, utilizing such forms, signatures and datings as we require, that is sufficiently complete and clear that we do not need to exercise any discretion to follow such instructions. We will notify you if an instruction is not in Good Order.

INTEREST RATE OPTION(S): Those interest rate option(s) available under the Contract as of any given time. Interest Rate Option(s) as of the Contract Date are shown on the Contract Data pages.

INVESTED PURCHASE PAYMENTS: The balance of each Purchase Payment after we make any applicable deduction for charges for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive.

JOINT OWNER: The person, if named on the Contract Data pages as the Joint Owner, who shares ownership rights with the Owner as defined under this Contract. You may add, change or remove a Joint Owner, subject to our underwriting rules. The Contract may never have more than one Joint Owner. No Joint Owner is permitted for IRA's or other qualified contracts.

OWNER: The person or entity named on the Contract Data pages who has ownership rights as defined under the Contract provided that, if a Joint Owner is named, the Owner shares ownership rights with the Joint Owner. You may change the Owner subject to our underwriting rules. Any change of an Owner will be effective when we process the request.

PAYEE: The person who has a right to receive Annuity or Settlement Payments under the Annuity and Settlement Options provision of this Contract. The Payee can be designated as revocable or irrevocable at your discretion. If you do not designate a Payee at least 5 Business Days before the Annuity Date, the Owner will become the Payee.

PURCHASE PAYMENT: A payment you make to this Contract.

SUBACCOUNT: Variable Separate Account assets are divided into Subaccounts. Assets of each Subaccount will be invested in shares of a Variable Investment Option.

VARIABLE INVESTMENT OPTION: Those investment options available under the Contract through the Subaccounts as of any given time. Variable Investment Options as of the Contract Date are shown on the Contract Data pages.

VARIABLE SEPARATE ACCOUNT: A segregated asset account maintained by us to support this and certain other contracts. The segregated asset account(s) available as of the Contract Date is shown on the Contract Data pages.

WE, OUR AND US: Pruco Life Insurance Company of New Jersey, a New Jersey corporation.

YOU AND YOUR: The Owner of the Contract if there is no Joint Owner; if there is a Joint Owner, the Owner and Joint Owner acting jointly. If we receive written authorization from both the Owner and Joint Owner in Good Order, then, upon our consent, we will allow either to represent the entire ownership interest in the Contract, until that authorization has been revoked by either party. This Contract will treat the Owner as having contributed 100% of the Purchase Payments. Therefore, we will treat the Owner as the taxpayer with respect to all distributions made under the Contract while he or she is the Owner, whether or not a Joint Owner is also named. Unmarried persons who wish to own the Contract jointly should consult with their tax advisor.



VFLX--99 C-ROP--NY                       Page 5                            [(A)]

                                PURCHASE PAYMENTS

PURCHASE PAYMENTS: The initial Purchase Payment must be paid on the Contract Date. In general, subsequent Purchase Payments may be made at any time before the Annuity Date. However, no Purchase Payments may be made on or after the sole or older of the Owner's or Joint Owner's, or Annuitant's, 85th birthday, and we reserve the right to decline any Purchase Payment. The Minimum Subsequent Purchase Payment, Annual Purchase Payment Limits and Aggregate Purchase Payment Limit are shown on the Contract Data pages.

ALLOCATION OF PURCHASE PAYMENTS: Invested Purchase Payments are allocated to one or more of the Allocation Options in accordance with your selection. The allocation of the initial Invested Purchase Payment is made in accordance with your selection made on the Contract Date. Unless you inform us otherwise, subsequent Invested Purchase Payments will be allocated in the same manner, subject to availability, as the initial Invested Purchase Payment. Assuming that all other requirements are received in Good Order, we reserve the right to allocate your initial Invested Purchase Payment to the Money Market Subaccount until we receive your allocation selection. In addition, the Company has reserved the right to allocate the initial Invested Purchase Payment to the Money Market Subaccount under the 10 Day Right to Cancel Contract provision set forth on the face page of this Contract. All allocations of Invested Purchase Payments are subject to the Allocation Guidelines shown on the Contract Data pages.

Currently, you may select as many of the available Allocation Options as you wish. However, we reserve the right to limit this in the future. If the Purchase Payment and forms required to issue a Contract are in Good Order, the initial Invested Purchase Payment will be credited to your Contract within two (2) business days after receipt at the Annuity Service Center. Additional Invested Purchase Payments will be credited to your Contract as of the Business Day they are received.



VFLX--99 C-ROP                       Page 6                              C-ROP

                                 CONTRACT VALUE

Your Contract Value is the total of all amounts credited to your Contract as of any Business Day as a result of your initial Invested Purchase Payment and the increases and decreases described below.

On the Contract Date, the Contract Value is equal to the initial Invested Purchase Payment. After that, the Contract Value as of any Business Day is determined by starting with the Contract Value at the end of the previous day and adjusting it for items that increase it or decrease it.

Items that increase the Contract Value are: Invested Purchase Payments; and positive investment performance in a Subaccount.

Items that decrease the Contract Value are: withdrawals; negative investment performance in a Subaccount; Insurance Charge; any applicable Contract Maintenance Charge; Transfer Charge; and charges for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive.

Investment results are credited daily and the Insurance Charge is deducted daily. The Contract Maintenance Charge is deducted annually as of the Contract Anniversary and upon a total withdrawal. Other charges are assessed only if the appropriate event occurs.

                            VARIABLE SEPARATE ACCOUNT

THE VARIABLE SEPARATE ACCOUNT: The Variable Separate Account is designated on the Contract Data pages. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Separate Account, equal to reserves and other liabilities of your Contract and those of other owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Separate Account assets are divided into Subaccounts. The assets of the Subaccount are allocated to the Variable Investment Option(s) shown on the Contract Data pages. We may restructure, eliminate or combine Subaccounts or add to or eliminate Variable Investment Option(s) from those shown. You may be permitted to transfer your Contract Value or allocate Invested Purchase Payments to the additional Subaccount(s). However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

Should the shares of any Variable Investment Option(s) become unavailable for investment by the Variable Separate Account, we deem further investment in the shares inappropriate, or if required for tax reasons, we may limit further purchase of such shares or substitute shares of another Variable Investment Option for shares already purchased.

VALUATION OF ASSETS: The value of the shares held by the Subaccounts in the Variable Investment Options will be based on the net asset value of the Investment Option on each Business Day.

INSURANCE CHARGE: Each Business Day, we deduct an Insurance Charge from the Subaccounts of the Variable Separate Account which is equivalent, on an annual basis, to the amount shown on the Contract Data pages.

                           CONTRACT MAINTENANCE CHARGE

We deduct an annual Contract Maintenance Charge shown on the Contract Data pages. We determine your Contract Value as of your Contract Anniversary and make any deductions required on a pro-rata basis from all Allocation Options to which your Contract Value is allocated. If a total withdrawal is made on other than a Contract Anniversary, we will determine your Contract Value and make a deduction for the Contract Maintenance Charge the same as we would if it were a Contract Anniversary.



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


                                    TRANSFERS

TRANSFERS DURING THE ACCUMULATION PERIOD: A transfer is subject to the following:

     1. the maximum number of transfers which may be made, the maximum number of transfers which are not subject to a Transfer Charge and the minimum amount which may be transferred are shown on the Contract Data pages;

     2. a Transfer Charge is deducted if a transfer exceeds the maximum number of free transfers. The Transfer Charge is shown on the Contract Data pages;

     3. a transfer will be effected as of the end of the Business Day when we receive a request in Good Order;

     4. we are not responsible for the consequences resulting from a transfer made in accordance with your instructions;

     5. your right to make transfers is subject to modification if we determine, in our sole opinion, that the exercise of the right by one or more Owners is, or would be, to the disadvantage of other Owners or if required to do so by applicable laws or regulations. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of other Owners or to ensure compliance with such laws or regulations. A modification could be applied to transfers to or from one or more of the Subaccounts and could include, but not be limited to:

               a. the requirement of a minimum time period between each transfer;

               b. not accepting a transfer request of an agent acting under a power of attorney on behalf of more than one Owner;

               c. limiting the dollar amount that may be transferred among the Subaccounts by an Owner at any one time; or

               d.   restricting the number of transfers per year.

No transfers are permitted after the Annuity Date.

                                   WITHDRAWALS

WITHDRAWALS: During the Accumulation Period, you may, upon a request in Good Order, make a total or partial withdrawal of the Contract Surrender Value. You may specify the Allocation Option(s) from which a withdrawal will be taken. If you do not so specify, we will take the withdrawal on a pro-rata basis from all Allocation Option(s) to which your Contract Value is allocated.

We will pay the amount of any withdrawal within 7 days of receipt of request in Good Order unless the "Suspension or Deferral of Payments Provision" is in effect. If we postpone payment of a withdrawal for more than 7 days after we receive your withdrawal request, we will pay interest. The interest will be calculated daily from the date we receive your request, at the rate of interest we currently pay on amounts under the Interest Payment Settlement Option. No interest will be paid if the amount of interest calculated is less than $25.

Each partial withdrawal must be for an amount which is not less than the amount shown on the Contract Data pages. The minimum Contract Value which must remain in the Contract after a partial withdrawal in order to keep the Contract inforce is shown on the Contract Data pages. If the amount of the withdrawal requested would reduce the Contract Value below this minimum, we will give you the maximum amount available that would not reduce the Contract Value below such minimum. Special rules may apply for IRA's.



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                                  DEATH BENEFIT

DEATH OF LAST SURVIVOR OF OWNER OR JOINT OWNER DURING THE ACCUMULATION PERIOD:

If the sole or last survivor of the Owner or Joint Owner dies during the Accumulation Period, the death benefit will be as described below.

     Upon receipt of due proof of death and any other documentation we request in Good Order, the Beneficiary is entitled to receive a death benefit equal to the greater of:

     1. the Contract Value as of the date we receive due proof of death and any other documentation we need; or

     2. the total Invested Purchase Payments made proportionally reduced by the effect of withdrawals.

Where the words "proportionally reduced by the effect of withdrawals" are used in this Contract, the withdrawal reduces those values in the same proportion as it reduces the Contract Value. We calculate the proportion by dividing the Contract Value after the withdrawal by the Contract Value immediately prior to the withdrawal. The resulting percentage is multiplied by the applicable values (before the withdrawal) in determining the death benefit.

If the ownership of the Contract changes as a result of an assignment, the value of the death benefit will be reset to the Contract Value as of the date of the assignment. Such value will be treated as a Purchase Payment made on that date for purposes of computing the death benefit.

The Beneficiary may, within 60 days of providing proof of death, elect to take the death benefit under one of the death benefit payout options listed below, provided that any payout option shall not include a period certain that exceeds the life expectancy of the Beneficiary. The Beneficiary will be the sole measuring life in determining the amount of any such payout option. If no payout option is selected within the 60 days, the death benefit will be payable as a lump sum.

If a Beneficiary of the Owner having priority to be paid a death benefit is the spouse of the Owner at the time of the Owner's death, the Contract will continue and the spouse will become the Owner. If a Beneficiary of the Joint Owner having priority to be paid a death benefit is the spouse of the Joint Owner at the time of the Joint Owner's death, the Contract will continue. In either case, the spouse may, within 60 calendar days of providing proof of death, elect to take the death benefit under any of the payout options available under this Contract. If the spouse is the surviving Owner or Joint Owner under the Contract, the death benefit will equal the Contract Value.

If the Owner and Joint Owner are not spouses at the time of the Owner or Joint Owner's death, the Contract will not continue, the death benefit will equal the Contract Value, and the Beneficiary will be required to choose one of the death benefit payout options described below. In that event, the payout described in Choice 2 and the beginning of the distribution described in Choice 3 will be based on the date of death of the first to die of the Owner or Joint Owner.


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The death benefit payout options are:

     CHOICE 1 -- lump sum payment of the death benefit; or

     CHOICE 2 -- the payment of the entire death benefit within 5 years of the date of death of the last to survive of the Owner or Joint Owner; or

     CHOICE 3 -- payment of the death benefit under an Annuity or Settlement Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the last to survive of the Owner or Joint Owner.

Any portion of the death benefit not applied under Choice 3 within one year of the date of the last to survive of the Owner's or Joint Owner's death, must be distributed within five years of the date of death.

Once a death benefit becomes payable, the Payee's interest in any Annuity Benefit under the Contract will cease.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the "Suspension or Deferral of Payments Provision" is in effect.

DEATH OF ANNUITANT DURING THE ACCUMULATION PERIOD: If the Annuitant dies before the Annuity Date, the Co-Annuitant, if applicable, becomes the Annuitant. If there is no surviving Co-Annuitant, and the Annuitant was not the Owner, the Owner becomes the Annuitant. You have the right to name a new Annuitant within 60 days. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner, a new Annuitant may not be designated, and the Annuitant will be deemed to be the Owner for purposes of determining the death benefit.

DEATH OF ANNUITANT DURING THE ANNUITY PERIOD: If the Annuitant dies on or after the Annuity Date, the Settlement Option then in effect will govern whether or not we will continue to make any payments. The death of a non-Annuitant Owner or Joint Owner has no effect on the payout during the Annuity Period.

PAYMENT OF DEATH BENEFIT: We will require due proof of death and any other documentation we request in Good Order before any death benefit is paid. All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

SPECIAL TAX CONSIDERATIONS: The owner and Joint Owner of a Contract, who are not spouses of each other, may incur gift and other taxes with respect to the Contract that would not otherwise be incurred if the Joint Owner and Owner were married to each other. Unmarried persons who wish to own the Contract jointly should consult with their tax advisor. The Contract provides that the Owner will be deemed to have contributed 100% of the purchase payments. Therefore, we will treat the Owner as the taxpayer with respect to ALL distributions made under the Contract while he or she is the Owner, whether or not a Joint Owner is also named.

There are special tax rules that apply to IRA and other qualified contracts during both the Accumulation Period and Annuity Period governing distributions upon the death of the Owner. These rules are contained in provisions in the attached endorsements and supersede any other distribution rules contained in the Contract.

The preceding provisions regarding the death of the Owner are intended to satisfy the distribution at death requirements of section 72(s) of the Internal Revenue Code of 1986, as amended. We reserve the right to amend this Contract by subsequent endorsement as necessary to comply with applicable tax requirements, if any, which are subject to change from time to time. Such additional endorsements, if necessary to comply with amended tax requirements, will be mailed to you and become effective within 30 days of mailing, unless you notify us in writing, within that time frame, that you reject the endorsement.



VFLX--99 C-ROP--NY                       Page 10                          [(A)]

                         ANNUITY AND SETTLEMENT OPTIONS

GENERAL: On the Annuity Date, the Adjusted Contract Value will be applied under the Annuity or Settlement Option you have selected. If the Adjusted Contract Value is less than $2,000, or if payment under any option selected would be less than $20 per month, we reserve the right to pay out the Adjusted Contract Value in a lump sum.

SELECTION OF AN ANNUITY OR SETTLEMENT OPTION: You may select an Annuity or Settlement Option by notifying us of the selected option in Good Order. If no Annuity or Settlement Option is selected, or if the chosen Option is not received in Good Order, Option 2, Life Income Annuity Option, will automatically be applied. You may, at any time prior to the Annuity Date, by a request in Good Order 30 days in advance, select and/or change the Annuity or Settlement Option.

ANNUITY AND SETTLEMENT OPTIONS: This Contract provides for payments under one of the Annuity or Settlement Options described below. Any other Annuity or Settlement Option acceptable to us may be selected.

OPTION 1 -- FIXED PERIOD ANNUITY OPTION. We will make equal payments for a period you choose up to 25 years. At your choice, we will make such payments annually, semi-annually, quarterly or monthly. The Option 1 Table shows the minimum amounts we will pay.

OPTION 2 -- LIFE INCOME ANNUITY OPTION. We will make payments for as long as the Annuitant lives, with payments certain for 120 months. At your choice, we will make such payments annually, semi-annually, quarterly or monthly. The Option 2 Table shows the minimum amounts we will pay.

OPTION 3 -- INTEREST PAYMENT SETTLEMENT OPTION. We will credit interest on the Adjusted Contract Value at the rate of at least 3% until you request payment of all or part of the Adjusted Contract Value. At your choice, we will pay interest on the Adjusted Contract Value not yet withdrawn annually, semi-annually, quarterly or monthly. You may request full or partial payment of the Adjusted Contract Value provided, however, that if a partial payment is requested, the amount of any Adjusted Contract Value remaining after such requested amount is paid must be at least $1,000. This option is not available for qualified contracts.

OTHER ANNUITY OR SETTLEMENT OPTIONS: We may offer or consent to other settlement options, including life income annuity options with payments certain for a period of other than 120 months. Contact the representative who sold you the Contract or call the toll-free number listed on your quarterly statement for information.

ANNUITY Unless you designate another Payee, you will be the Payee of the Annuity Payments. The Adjusted Contract Value will be applied to the applicable Annuity Table contained in this Contract based upon the Annuity Option you have selected. The amount of the first payment for each $1,000 of Adjusted Contract Value is shown in the Annuity Tables. If when Annuity Payments begin we are using tables of annuity rates for these Contracts which result in larger Annuity Payments, we will use those tables instead. Annuity Payments will depend on the age and sex of the Annuitant, where permitted.


VFLX--99 C-ROP--NY                    Page 11                             C-ROP

                                   BENEFICIARY

BENEFICIARY: The Beneficiary designation in effect on the Contract Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the last to die of the Owner or Joint Owner (or the first to die of the Owner or Joint Owner if the Owner and Joint Owner are not spouses at the time of the Owner's or Joint Owner's death) during the Accumulation Period. The Owner must be the primary Beneficiary of the Joint Owner, and the Joint Owner must be the primary Beneficiary of the Owner. Other than primary Beneficiaries, Beneficiaries must be the same for both the Owner and Joint Owner.

When a Beneficiary is designated, any relationship shown is to the Owner unless otherwise specified.

To show priority among Beneficiaries, we will label the classes, so that the class with first priority is called the primary class, the class with next priority is called the secondary class, and so on. The following statements apply to Beneficiaries unless the Contract Data pages, Contract endorsement or any change request that we have processed specifies otherwise:

     One who survives the last to die of the Owner and Joint Owner will have the right to be paid only if no one In a prior class survives the last to die of the Owner and Joint Owner.

     One who has the right to be paid will be the only one paid if no one else in the same class survives the last to die of the Owner and Joint Owner.

     Two or more in the same class who have the right to be paid will be paid in equal shares.

     If no one survives the sole Owner, we will pay in one sum to the Owner's estate.

     Unless you notify us otherwise in writing received in Good Order, when there is insufficient evidence to determine the order of death, we will deem the Owner to be the last survivor and make payment to the Owner's Beneficiary.

     Before we make a payment, we have the right to decide what reasonable proof we need of the identity, age or any other facts about any persons designated as Beneficiaries. If Beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

CHANGE OF BENEFICIARY: To initiate a change of Beneficiary, call the toll-free number listed on your statement or contact the representative who sold you the Contract. We will send you a change request form. We may also ask you to send us the Contract. The change of beneficiary will take effect on the date you sign the change form, provided such request is received in Good Order. Then, any previous Beneficiary's interest will end as of the date the change request is signed and we receive it in Good Order, even if the Owner or Joint Owner is not living when we process the change request.


VFLX--99 C-ROP--NY                     Page 12                            C-ROP

                 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS
                            FROM THE SEPARATE ACCOUNT

We reserve the right to suspend or postpone payments from the Separate Account for a withdrawal or transfer for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     2.   trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which disposal of shares of the Investment Options held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of such shares; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.


VFLX--99 C-ROP                       Page 13                              C-ROP

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, and any attached endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing. This Contract may not be modified by us without your consent except as may be required by applicable law or as set forth in this Contract.

ASSIGNMENT OF A CONTRACT: A request in Good Order specifying the terms of an assignment of a Contract must be provided to the Annuity Service Center. We are under no obligation to verify the assignment's validity or sufficiency. We will not be liable for any payment made or action taken before we record the assignment. If any Owner is living on the Annuity Date and an assignment is in effect on that date, we have the right to pay the Contract Surrender Value in one lump sum to the assignee where notice in Good Order is received. Partial assignments, collateral or otherwise, are not allowed without our approval. We reserve the right to restrict or refuse any assignment.

An assignment which results in a change of ownership will affect the value of the death benefit. Please see the section of the Contract entitled "Death of Last Survivor of Owner or Joint Owner During the Accumulation Period", for more information.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If the Contract is assigned, your rights may only be exercised with the consent of the assignee of record.

NON-PARTICIPATING IN SURPLUS: This Contract does not share in any distribution of our profits or surplus.

INCONTESTABILITY: We will not contest this Contract. We consider all statements made in the application for this Contract to be representations, not warranties.

MISSTATEMENT OF AGE OR SEX: We may require proof of age of the Annuitant before making any life contingent Annuity Payment provided for by this Contract. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the true age or sex.

Once Annuity Payments have begun, any underpayments, with interest at 5%, will be made up in one sum with the next Annuity Payment, and overpayments, with interest at 5%, will be deducted from the future Annuity Payments until the total is repaid.

CONTRACT SETTLEMENT: This Contract must be returned to us upon any settlement.

REPORTS: We will send you a report four times each calendar year until the Annuity Date showing your Contract Value and other relevant information about your Contract. You may ask for a report like this at any time. But, except for the four reports we send you during the year, we have the right to charge a fee for each report. We will also furnish an annual report of the Separate Account. These reports will be sent to your last known address.

TAXES: Any taxes, including any Premium Taxes and any other type of tax (or component thereof) measured by or based upon any portion of the Purchase Payment we receive, paid to any governmental entity will be charged against the Contract Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Separate Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient. We will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Before we make a payment, we have the right to require reasonable proof of continued life and any other documentation we need to make the payment. We can require this proof for any person whose life or death determines whether or to whom we must make the payment.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign payment under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.


VFLX--99 C-ROP--NY                       Page 14                          C-ROP

                               VALUES AND BENEFITS

Any values and death benefits that may be available under this Contract are not less than the minimum benefits required by the law of any state in which this Contract is delivered.

                          ANNUITY OPTION PAYMENT TABLES

AMOUNTS PAYABLE: For Options 1 and 2, we will use the tables below to compute the minimum amount of the Annuity Option Payment.

If the Annuity Date is not a Contract Anniversary, we will adjust the amounts accordingly.

The annuity payments in the Option 2 Table are based on the Annuitant's Adjusted Age and sex. The Adjusted Age is the Annuitant's age last birthday when the first Annuity payment is due, adjusted as shown in the Option 2 Table.

When we computed the amounts we show in the Option 2 Table, we adjusted the Annuity 2000 Mortality Table to an age last birthday basis, less two years, and we used an interest rate of 3% per year. If the age is over 80, the rate for age 80 will be used.

    OPTION 1 TABLE
--------------------------
|   MINIMUM AMOUNT OF    |
|  MONTHLY PAYMENT FOR   |                       OPTION 2 TABLE
| EACH $1,000, THE FIRST |               Amount of Annuity Payment for
|  PAYABLE IMMEDIATELY   |         each $1 ,000 applied on the Annuity Date
| ---------------------- |   ---------------------------------------------------
|  Number   |   Monthly  |   | Adjusted                 Adjusted               |
| of Years  |   Payment  |   |    Age    Male    Female   Age    Male   Female |
| ----------|----------  |   |-------------------------------------------------|
|     1     |   $84.47   |   |    41     $3.51   $3.35     61    $4.83   $4.49 |
|     2     |    42.86   |   |    42      3.55    3.39     62     4.94    4.58 |
|     3     |    28.99   |   |    43      3.59    3.43     63     5.05    4.68 |
|     4     |    22.06   |   |    44      3.64    3.46     64     5.17    4.79 |
|     5     |    17.91   |   |    45      3.69    3.50     65     5.29    4.90 |
|           |            |   |    46      3.74    3.54     66     5.42    5.01 |
|     6     |    15.14   |   |    47      3.79    3.59     67     5.55    5.14 |
|     7     |    13.16   |   |    48      3.84    3.63     68     5.69    5.27 |
|     8     |    11.68   |   |    49      3.90    3.68     69     5.84    5.40 |
|     9     |    10.53   |   |    50      3.96    3.73     70     5.99    5.55 |
|    10     |     9.61   |   |    51      4.02    3.79     71     6.15    5.70 |
|           |            |   |    52      4.08    3.84     72     6.31    5.86 |
|    11     |     8.86   |   |    53      4.15    3.90     73     6.48    6.03 |
|    12     |     8.24   |   |    54      4.22    3.96     74     6.65    6.20 |
|    13     |     7.71   |   |    55      4.29    4.02     75     6.82    6.38 |
|    14     |     7.26   |   |    56      4.37    4.09     76     6.99    6.57 |
|    15     |     6.87   |   |    57      4.45    4.16     77     7.17    6.77 |
|           |            |   |    58      4.54    4.24     78     7.34    6.96 |
|    16     |     6.53   |   |    59      4.63    4.32     79     7.52    7.16 |
|    17     |     6.23   |   |    60      4.73    4.40     80     7.69    7.36 |
|    18     |     5.96   |   |-------------------------------------------------|
|    19     |     5.73   |   |  Calendar Year in Which                         |
|    20     |     5.51   |   |   First Payment is Done         Adjusted Age    |
|           |            |   |  -----------------------        ------------    |
|    21     |     5.32   |   |        Prior to 2010             Actual Age     |
|    22     |     5.15   |   |      2010 Through 2019       Actual Age minus 1 |
|    23     |     4.99   |   |      2020 Through 2029       Actual Age minus 2 |
|    24     |     4.84   |   |      2030 Through 2039       Actual Age minus 3 |
|    25     |     4.71   |   |          After 2039          Actual Age minus 4 |
| -----------------------|   ---------------------------------------------------
|  Multiply the monthly  |
|      amount by         |
| 2.993 for quarterly,   |
| 5.963 for semi-annual  |
| or 11.839 for annual   |
--------------------------


VFLX--99 C-ROP                       Page 15                            C-ROP

INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT. ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.



VFLX--99 C-ROP                       Page 16                            C-ROP

                                      PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                                        Newark, New Jersey 07102
                                                   A STOCK COMPANY SUBSIDIARY of
                                     The Prudential Insurance Company of America


This is an annuity contract. Subject to the provisions of the Contract, and in consideration of any Purchase Payments you make and we accept, we will make Annuity Payments starting on the Annuity Date shown on the Contract Data pages.

Please read the Contract carefully; it is a legal contract between you and Pruco Life Insurance Company. Expense charges applicable to the Contract are shown on the Contract Data pages. If you have a question about the Contract, or a claim, see one of our representatives or contact the Annuity Service Center.

10 DAY RIGHT TO CANCEL CONTRACT

This Contract may be returned within 1 0 days after you receive it. It can be mailed or delivered to either us, at the Annuity Service Center, or the representative who sold it to you. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. The returned Contract will be canceled upon our receipt, and we will return an amount equal to the sum of (i) the difference between Purchase Payments received, including any fees or other charges, and the amount(s) allocated to the Allocation Options under the Contract, and (ii) the Contract Value as of the date we receive the Contract back. Under certain circumstances, we have the right to allocate Purchase Payment(s) to the Money Market Subaccount until the expiration of the Right to Cancel period. If we so allocate Purchase Payment(s), we will refund the Purchase Payment(s), less any withdrawals, in the event of cancellation under the terms of this paragraph.

                          READ YOUR CONTRACT CAREFULLY

Signed for Pruco Life Insurance Company of New Jersey, a New Jersey Corporation.

----------------------------                          --------------------------
       Secretary                                             President

                          INDIVIDUAL DEFERRED VARIABLE

                                ANNUITY CONTRACT

                                NON-PARTICIPATING

ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


VFLX-99 C-GMDB-NY                                                         [(A)]

                                TABLE OF CONTENTS


CONTRACT DATA PAGES ......................................................................   3

DEFINITIONS ..............................................................................   4

PURCHASE PAYMENTS ........................................................................   6

CONTRACT VALUE ...........................................................................   7

VARIABLE SEPARATE ACCOUNT ................................................................   7

CONTRACT MAINTENANCE CHARGE ..............................................................   7

TRANSFERS ................................................................................   8

WITHDRAWALS ..............................................................................   8

DEATH BENEFIT ............................................................................   9

ANNUITY AND SETTLEMENT OPTIONS ...........................................................  11

BENEFICIARY ..............................................................................  12

SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM THE SEPARATE ACCOUNT ................  13

GENERAL PROVISIONS .......................................................................  14

VALUES AND BENEFITS ......................................................................  15

ANNUITY OPTION PAYMENT TABLES ............................................................  15



VFLX-99 C-GMDB                 Page 2                                     C-GMDB

                                                       CONTRACT NUMBER E0112917

                                  CONTRACT DATA

OWNER:               ANTON K. EBERHARD
JOINT OWNER:         NONE                          AGE AT ISSUE:
ANNUITANT:           ANTON K. EBERHARD             AGE AT ISSUE:  57
CO-ANNUITANT:        NONE                          AGE AT ISSUE:
CONTRACT NUMBER:     E0112917                      CONTRACT DATE: April 23,1999
PLAN TYPE:           CUSTODIAL ROTH                ANNUITY DATE:  April 23, 2032

PURCHASE PAYMENTS:

  INITIAL PURCHASE PAYMENT: $18,045.45.

  MINIMUM SUBSEQUENT PURCHASE PAYMENT: $1 ,000. For IRA contracts, the
  Minimum Subsequent Purchase Payment is $1 ,000. We may allow a lower Minimum Subsequent Purchase Payment for payroll deduction plans or other automatic purchase plans.

  ANNUAL PURCHASE PAYMENT LIMITS: The total of all Purchase Payments made into this Contract in the first Contract Year may not exceed $10,000,000. The total of all Purchase Payments made into this Contract in any Contract Year after the first Contract Year may not exceed $2,000,000. Purchase Payments of greater value may be allowed with our prior approval.

  AGGREGATE PURCHASE PAYMENT LIMIT: The total of all Purchase Payments made into this Contract may not exceed $10,000,000. Purchase Payments of greater value may be allowed with our prior approval.

BENEFICIARY:

  As designated by Owner at Contract Date unless changed in accordance with the Contract provisions.


                                    Page 3A

VFLX-99 GMDB                                                               [(A)]

CONTRACT MAINTENANCE CHARGE:

   If your Contract Value is less than $50,000, we will charge a Contract Maintenance Charge of the lesser of 2% of the Contract Value or $30. This charge is deducted on the Contract Anniversary and when a surrender of the Contract occurs, if the Contract Value at the time is then less than $50,000. The Contract Maintenance Charge will be deducted on a pro-rata basis from all Allocation Options to which your Contract Value is allocated. During the Annuity Period, we reserve the right to assess an annual Contract Maintenance Charge of $30. The decision to assess this charge may depend on the Annuity or Settlement Option selected. We reserve the right to increase the Contract Maintenance Charge, but it will not exceed $60 per Contract Year, and to raise the Contract Value amount over which we will waive the Contract Maintenance Charge.

INSURANCE CHARGE:

   This charge is deducted daily from the assets in each of the Subaccounts. The maximum daily charge is .00448376%, which is equivalent to an annual rate of 1.65%.

ALLOCATION OPTIONS:

   VARIABLE INVESTMENT OPTIONS:

   The following variable investment options are available through allocation to subaccounts of the Pruco Life Flexible Premium Variable Annuity Account. We reserve the right to limit the availability of the below options, if necessary, in order to comply with federal, state or local law.

   THE PRUDENTIAL SERIES FUND, INC.
     Diversified Bond Portfolio
     Diversified Conservative Growth Portfolio
     Equity Income Portfolio
     Equity Portfolio
     Global Portfolio
     High Yield Bond Portfolio
     Money Market Portfolio
     Prudential Jennison Portfolio
     Small Capitalization Stock Portfolio
     Stock Index Portfolio
     20/20 Focus Portfolio

   AIM VARIABLE INSURANCE FUNDS, INC.
     AIM V.I. Growth and Income Fund
     AIM V.I. Value Fund
   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
     VP Value Portfolio

                                    Page 3B

VFLX-99 GMDB                                                               [(A)]

   JANUS ASPEN SERIES
    Growth Portfolio
    International Growth Portfolio

   MFS VARIABLE INSURANCE TRUST
    Emerging Growth Series
    Research Series

   0CC ACCUMULATION TRUST
    Managed Portfolio
    Small Cap Portfolio

   TEMPLETON VARIABLE PRODUCTS SERIES FUND
    Franklin Small Cap Investments Portfolio
    -Class 2

   T.ROWE PRICE EQUITY SERIES, INC.
    Equity Income Portfolio

   T.ROWE PRICE INTERNATIONAL SERIES, INC.
    International Stock Portfolio

   WARBURG PINCUS TRUST
    Post-Venture Capital Portfolio

 INTEREST RATE OPTIONS:

   The following interest rate options are currently available. We may add other options in the future.

                                      NONE

   ALLOCATION GUIDELINES: Currently, you may select any Allocation Option which is available at the time the Purchase Payment or transfer is made. However, an amount of at least lOb of the Invested Purchase Payment must be allocated to any Allocation Option. Allocations made pursuant to automatic rebalancing or dollar cost- averaging are not subject to these limitations.


                                    Page 3C
VFLX-99 GMDB-NY                                                            [(A)]

TRANSFERS:

       NUMBER OF TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made among Subaccounts. We reserve the right to change this, but the Owner will always be allowed at least 12 transfers among Subaccounts in a Contract Year.

       TRANSFER CHARGE: The Transfer Charge for each transfer after the first 12 in a Contract Year is $10. The charge is taken pro-rata from the Allocation Options from which the transfer is made. Transfers made due to automatic rebalancing or dollar cost-averaging will not be counted for purposes of the Transfer Charge. We reserve the right to increase this charge, but it will not exceed $30.

       MINIMUM AMOUNT TO BE TRANSFERRED: Subject to the restrictions contained in the Contract on transfers, the minimum transfer amount is $250 or your entire interest in any Allocation Option, if less. This requirement is waived if the transfer is pursuant to automatic rebalancing or dollar cost-averaging.

WITHDRAWALS:

        MINIMUM AMOUNT WHICH MAY BE WITHDRAWN: The minimum amount which may be withdrawn is $250. The minimum amount which may be withdrawn under a systematic withdrawal plan is $100.

        MINIMUM CONTRACT VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A
        WITHDRAWAL: The minimum contract value which must remain in the Contract in order to keep the Contract in force after a withdrawal is $2,000.

ENDORSEMENTS:

        Individual Retirement Annuity Endorsement

ANNUITY SERVICE CENTER:

        PRUDENTIAL
        P.O. Box 1234
        Any Town, PA



                                    Page 3D

VFLX-99 GMDB                                                               [(A)]

                                   DEFINITIONS

ACCUMULATION PERIOD: The period from, and including, the Contract Date to, but excluding, the Annuity Date.

ADJUSTED CONTRACT VALUE: The Contract Value as of the Annuity Date less any applicable charges for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive. The applicable Annuity table is applied to this amount to determine the initial Annuity Payment.

ALLOCATION OPTIONS: Those allocation choices available under the Contract as of any given time, including the Variable Investment Options, to which Contract Value may be allocated. Allocation Options as of the Contract Date are shown on the Contract Data pages.

ANNUITANT: The person named on the Contract Data pages upon whose continuation of life any Annuity Payment involving life contingencies depends. If the Annuitant dies before the Annuity Date, the Co-Annuitant, if applicable, becomes the Annuitant. If there is no surviving Co-Annuitant, and the Annuitant was not the Owner, the Owner becomes the Annuitant. You then have 60 days from the date we receive due proof of death of the Annuitant or Co-Annuitant to name a new Annuitant. If no new Annuitant is named during that 60 day period, the Owner will remain the Annuitant.

ANNUITY DATE: The date the first Annuity or Settlement Payment to the Payee is due. The Annuity Date is shown on the original Contract Data pages. You may change the Annuity Date; however, any such changed Annuity Date must be earlier than the date shown on the Contract Data pages, cannot precede the second Contract Anniversary and must be consistent with applicable law at the time. If there is a new Annuitant due to the death of the Annuitant or the assignment of the Contract, and the new Annuitant is older than the prior Annuitant, the Annuity Date will be based on the age of the new Annuitant; however any such changed Annuity Date must be earlier than the date shown on the Contract Data pages, cannot be later than the Contract Anniversary next following the new Annuitant's 90th birthday and must be consistent with applicable law at the time.

ANNUITY OR SETTLEMENT PAYMENTS: The series of payments made to you or any named payee after the Annuity Date as described under the annuity or settlement option selected.

ANNUITY PERIOD: The period of time, beginning on the Annuity Date, during which Annuity or Settlement Payments are made.

ANNUITY SERVICE CENTER: The office indicated on the Contract Data pages to which notices, requests and Purchase Payments must be sent. All sums payable to us under the Contract must be sent to the Annuity Service Center. The Annuity Service Center address may be changed at any time. You will be notified in advance and in writing of any change in address.

BENEFICIARY: The person(s) or entity(ies) who has the right to receive the death benefit when payable. The Owner must be the primary Beneficiary of the Joint Owner, and the Joint Owner must be the primary Beneficiary of the Owner.

BUSINESS DAY: Any day the New York Stock Exchange and the Company are open for business.

CO-ANNUITANT: The person shown on the Contract Data pages who becomes the Annuitant upon the death of the Annuitant before the Annuity Date. No Co-Annuitant may be designated if the Owner is a non-natural person.

COMPANY: Pruco Life Insurance Company of New Jersey, a New Jersey corporation.

CONTRACT ANNIVERSARY: The same day and month as the Contract Date in each later year.

CONTRACT DATE: The date shown on the Contract Data pages on which the first Contract Year begins.

CONTRACT SURRENDER VALUE: The Contract Value less any applicable Contract Maintenance Charge or charge for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive.


                                     Page 4
VFLX-99 GMDB-NY                                                            [(A)]

CONTRACT VALUE: The dollar value as of any Business Day prior to the Annuity Date of all amounts accumulated under this Contract.

CONTRACT YEAR: A year which starts on the Contract Date or on a Contract Anniversary.

EARNINGS: The excess of the Contract Value over the sum of all Purchase Payments made and not yet withdrawn.

GENERAL ACCOUNT: Our general investment account which contains all of our assets with the exception of the Variable Separate Account and other segregated asset accounts.

GOOD ORDER: An instruction received at the Annuity Service Center, utilizing such forms, signatures and datings as we require, that is sufficiently complete and clear that we do not need to exercise any discretion to follow such instructions. We will notify you if an instruction is not in Good Order.

INTEREST RATE OPTION(S): Those interest rate option(s) available under the Contract as of any given time. Interest Rate Option(s) as of the Contract Date are shown on the Contract Data pages.

INVESTED PURCHASE PAYMENTS: The balance of each Purchase Payment after we make any applicable deduction for charges for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive.

JOINT OWNER: The spouse of the owner, if named on the Contract Data pages as the Joint Owner, who shares ownership rights with the Owner as defined under this Contract. You may add, change or remove a Joint Owner, subject to our underwriting rules. The Contract may never have more than one Joint Owner. No Joint Owner is permitted for IRA's or other qualified contracts.

OWNER: The person or entity named on the Contract Data pages who has ownership rights as defined under the Contract provided that, if a Joint Owner is named, the Owner shares ownership rights with the Joint Owner. You may change the Owner subject to our underwriting rules. Any change of an Owner will be effective when we process the request.

PAYEE: The person who has a right to receive Annuity or Settlement Payments under the Annuity and Settlement Options provision of this Contract. The Payee can be designated as revocable or irrevocable at your discretion. If you do not designate a Payee at least 5 Business Days before the Annuity Date, the Owner will become the Payee.

PURCHASE PAYMENT: A payment you make to this Contract.

SUBACCOUNT: Variable Separate Account assets are divided into Subaccounts. Assets of each Subaccount will be invested in shares of a Variable Investment Option.

VARIABLE INVESTMENT OPTION: Those investment options available under the Contract through the Subaccounts as of any given time. Variable Investment Options as of the Contract Date are shown on the Contract Data pages.

VARIABLE SEPARATE ACCOUNT: A segregated asset account maintained by us to support this and certain other contracts. The segregated asset account(s) available as of the Contract Date is shown on the Contract Data pages.

WE, OUR AND US: Pruco Life Insurance Company of New Jersey, a New Jersey corporation.

YOU AND YOUR: The Owner of the Contract if there is no Joint Owner; if there is a Joint Owner, the Owner and Joint Owner acting jointly. If we receive written authorization from both the Owner and Joint Owner in Good Order, then, upon our consent, we will allow either to represent the entire ownership interest in the Contract, until that authorization has been revoked by either party. This Contract will treat the Owner as having contributed 100% of the Purchase Payments. Therefore, we will treat the Owner as the taxpayer with respect to all distributions made under the Contract while he or she is the Owner, whether or not a Joint Owner is also named.


                                     Page 5
VFLX-99 GMDB-NY                                                            [(A)]

                                PURCHASE PAYMENTS

PURCHASE PAYMENTS: The initial Purchase Payment must be paid on the Contract Date. In general, subsequent Purchase Payments may be made at any time before the Annuity Date. However, no Purchase Payments may be made on or after the sole or older of the Owner's or Joint Owner's, or Annuitant's, 85th birthday, and we reserve the right to decline any Purchase Payment. The Minimum Subsequent Purchase Payment, Annual Purchase Payment Limits and Aggregate Purchase Payment Limit are shown on the Contract Data pages.

ALLOCATION OF PURCHASE PAYMENTS: Invested Purchase Payments are allocated to one or more of the Allocation Options in accordance with your selection. The allocation of the initial Invested Purchase Payment is made in accordance with your selection made on the Contract Date. Unless you inform us otherwise, subsequent Invested Purchase Payments will be allocated in the same manner, subject to availability, as the initial Invested Purchase Payment. Assuming that all other requirements are received in Good Order, we reserve the right to allocate your initial Invested Purchase Payment to the Money Market Subaccount until we receive your allocation selection. In addition, the Company has reserved the right to allocate the initial invested Purchase Payment to the Money Market Subaccount under the 10 Day Right to Cancel Contract provision set forth on the face page of this Contract. All allocations of Invested Purchase Payments are subject to the Allocation Guidelines shown on the Contract Data pages.

Currently, you may select as many of the available Allocation Options as you wish. However, we reserve the right to limit this in the future. If the Purchase Payment and forms required to issue a Contract are in Good Order, the initial Invested Purchase Payment will be credited to your Contract within two (2) business days after receipt at the Annuity Service Center. Additional Invested Purchase Payments will be credited to your Contract as of the Business Day they are received.


                                     Page 6
VFLX-99 C-GMDB                                                            C-GMDB

                                 CONTRACT VALUE

Your Contract Value is the total of all amounts credited to your Contract as of any Business Day as a result of your initial Invested Purchase Payment and the increases and decreases described below.

On the Contract Date, the Contract Value is equal to the initial Invested Purchase Payment. After that, the Contract Value as of any Business Day is determined by starting with the Contract Value at the end of the previous day and adjusting it for items that increase it or decrease it.

Items that increase the Contract Value are: Invested Purchase Payments; and positive investment performance in a Subaccount.

Items that decrease the Contract Value are: withdrawals; negative investment performance in a Subaccount; Insurance Charge; any applicable Contract Maintenance Charge; Transfer Charge; and charges for any type of tax (or component thereof) measured by or based on the amount of Purchase Payment we receive.

Investment results are credited daily and the Insurance Charge is deducted daily. The Contract Maintenance Charge is deducted annually as of the Contract Anniversary and upon a total withdrawal. Other charges are assessed only if the appropriate event occurs.

                            VARIABLE SEPARATE ACCOUNT

THE VARIABLE SEPARATE ACCOUNT: The Variable Separate Account is designated on the Contract Data pages. it consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Separate Account, equal to reserves and other liabilities of your Contract and those of other owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Separate Account assets are divided into Subaccounts. The assets of the Subaccount are allocated to the Variable Investment Option(s) shown on the Contract Data pages. We may restructure, eliminate or combine Subaccounts or add to or eliminate Variable Investment Option(s) from those shown. You may be permitted to transfer your Contract Value or allocate Invested Purchase Payments to the additional Subaccount(s). However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

Should the shares of any Variable investment Option(s) become unavailable for investment by the Variable Separate Account, we deem further investment in the shares inappropriate, or if required for tax reasons, we may limit further purchase of such shares or substitute shares of another Variable Investment Option for shares already purchased.

VALUATION OF ASSETS: The value of the shares held by the Subaccounts in the Variable Investment Options will be based on the net asset value of the Investment Option on each Business Day.

INSURANCE CHARGE: Each Business Day, we deduct an Insurance Charge from the Subaccounts of the Variable Separate Account which is equivalent, on an annual basis, to the amount shown on the Contract Data pages.

                           CONTRACT MAINTENANCE CHARGE

We deduct an annual Contract Maintenance Charge shown on the Contract Data pages. We determine your Contract Value as of your Contract Anniversary and make any deductions required on a pro-rata basis from all Allocation Options to which your Contract Value is allocated. If a total withdrawal is made on other than a Contract Anniversary, we will determine your Contract Value and make a deduction for the Contract Maintenance Charge the same as we would if it were a Contract Anniversary.

                                     Page 7
VFLX-99 C-GMDB-NY                                                         C-GMDB

                                    TRANSFERS

TRANSFERS DURING THE ACCUMULATION PERIOD: A transfer is subject to the following:

    1. the maximum number of transfers which may be made, the maximum number of transfers which are not subject to a Transfer Charge and the minimum amount which may be transferred are shown on the Contract Data pages;

    2. a Transfer Charge is deducted if a transfer exceeds the maximum number of free transfers. The Transfer Charge is shown on the Contract Data pages;

    3. a transfer will be effected as of the end of the Business Day when we receive a request in Good Order,

    4. we are not responsible for the consequences resulting from a transfer made in accordance with your instructions;

    5. your right to make transfers is subject to modification if we determine, in our sole opinion, that the exercise of the right by one or more Owners is, or would be, to the disadvantage of other Owners or if required to do so by applicable laws or regulations. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of other Owners or to ensure compliance with such laws or regulations. A modification could be applied to transfers to or from one or more of the Subaccounts and could include, but not be limited to:

       a. the requirement of a minimum time period between each transfer;

       b. not accepting a transfer request of an agent acting under a power of attorney on behalf of more than one Owner;

       c. limiting the dollar amount that may be transferred among the Subaccounts by an Owner at any one time; or

       d. restricting the number of transfers per year.

No transfers are permitted after the Annuity Date.

                                   WITHDRAWALS

WITHDRAWALS: During the Accumulation Period, you may, upon a request in Good Order, make a total or partial withdrawal of the Contract Surrender Value. You may specify the Allocation Option(s) from which a withdrawal will be taken. If you do not so specify, we will take the withdrawal on a pro-rata basis from all Allocation Option(s) to which your Contract Value is allocated.

We will pay the amount of any withdrawal within 7 days of receipt of request in Good Order unless the "Suspension or Deferral of Payments Provision" is in effect. If we postpone payment of a withdrawal for more than 7 days after we receive your withdrawal request, we will pay interest. The interest will be calculated daily from the date we receive your request, at the rate of interest we currently pay on amounts under the Interest Payment Settlement Option. No interest will be paid if the amount of interest calculated is less than $25.

Each partial withdrawal must be for an amount which is not less than the amount shown on the Contract Data pages. The minimum Contract Value which must remain in the Contract after a partial withdrawal in order to keep the Contract in force is shown on the Contract Data pages. If the amount of the withdrawal requested would reduce the Contract Value below this minimum, we will give you the maximum amount available that would not reduce the Contract Value below such minimum. Special rules may apply for IRA's.


                                     Page 8
VFLX-99 C-GMDB-NY                                                          [(A)]

                                  DEATH BENEFIT

DEATH OF LAST SURVIVOR OF OWNER OR JOINT OWNER DURING THE ACCUMULATION PERIOD:

If the sole or last survivor of the Owner or Joint Owner dies during the Accumulation Period, the death benefit will be as described below.

    On or prior to the Contract Anniversary coinciding with or next following the 80th birthday of the sole or older of the Owner or Joint Owner, upon receipt of due proof of death and any other documentation we request in Good Order, the Beneficiary is entitled to receive a death benefit equal to the greater of:

    1. the Contract Value as of the date we receive due proof of death and any other documentation we need; or

    2. the Guaranteed Minimum Death Benefit ("GMDB") as of the date we receive due proof of death and any other documentation we need. The GMDB is calculated daily and is equal to the "Step-Up". Before the first
       Contract Anniversary, the Step-Up is the initial Invested Purchase Payment increased by subsequent Invested Purchase Payments and proportionally reduced by the effect of withdrawals. The Step-Up for each subsequent annual Contract Anniversary will be reset to the greater of the previous Step-Up and the Contract Value as of such Contract Anniversary. Between such Contract Anniversaries, the Step-Up will be increased by Invested Purchase Payments and proportionally reduced by the effect of withdrawals.

    After the Contract Anniversary coinciding with or next following the 80th birthday of the sole or older of the Owner or Joint Owner, upon receipt of due proof of death and any other documentation we request in Good Order, the Beneficiary is entitled to receive a death benefit equal to the greater of:

    1. the Contract Value as of the date we receive due proof of death and any other documentation we need; or

    2. the GMDB as of the Contract Anniversary coinciding with or next following the sole or older of the Owner or Joint Owner's 80th birthday increased by subsequent Invested Purchase Payments since such Contract Anniversary and proportionally reduced by the effect of withdrawals since such Contract Anniversary.

Where the words "proportionally reduced by the effect of withdrawals" are used in this Contract, the withdrawal reduces those values in the same proportion as it reduces the Contract Value. We calculate the proportion by dividing the Contract Value after the withdrawal by the Contract Value immediately prior to the withdrawal. The resulting percentage is multiplied by the applicable values (before the withdrawal) in determining the death benefit.

If the ownership of the Contract changes as a result of an assignment, the value of the death benefit will be reset to the Contract Value as of the date of the assignment. Such value will be treated as a Purchase Payment made on that date for purposes of computing the death benefit.


                                     Page 9
VFLX-99 C-GMDB-NY                                                          [(A)]

The Beneficiary may, within 60 days of providing proof of death, elect to take the death benefit under one of the death benefit payout options listed below, provided that any payout option shall not include a period certain that exceeds the life expectancy of the Beneficiary. The Beneficiary will be the sole measuring life in determining the amount of any such payout option. If no payout option is selected within the 60 days, the death benefit will be payable as a lump sum.

If a Beneficiary of the Owner having priority to be paid a death benefit is the spouse of the Owner at the time of the Owner's death, the Contract will continue and the spouse will become the Owner. If a Beneficiary of the Joint Owner having priority to be paid a death benefit is the spouse of the Joint Owner at the time of the Joint Owner's death, the Contract will continue. In either case, the spouse may, within 60 calendar days of providing proof of death, elect to take the death benefit under any of the payout options available under this Contract. If the spouse is the surviving Owner or Joint Owner under the Contract, the death benefit will equal the Contract Value.

If the Owner and Joint Owner are not spouses at the time of the Owner or Joint Owner's death, the Contract will not continue, the death benefit will equal the Contract Value, and the Beneficiary will be required to choose one of the death benefit payout options described below. In that event, the payout described in Choice 2 and the beginning of the distribution described in Choice 3 will be based on the date of death of the first to die of the Owner or Joint Owner.

The death benefit payout options are:

   Choice 1 -- lump sum payment of the death benefit; or

   Choice 2 -- the payment of the entire death benefit within 5 years of the date of death of the last to survive of the Owner or Joint Owner; or

   Choice 3 -- payment of the death benefit under an Annuity or Settlement Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the last to survive of the Owner or Joint Owner.

Any portion of the death benefit not applied under Choice 3 within one year of the date of the last to survive of the Owner's or Joint Owner's death, must be distributed within five years of the date of death.

Once a death benefit becomes payable, the Payee's interest in any Annuity Benefit under the Contract will cease.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the "Suspension or Deferral of Payments Provision" is in effect.

DEATH OF ANNUITANT DURING THE ACCUMULATION PERIOD: If the Annuitant dies before the Annuity Date, the Co-Annuitant, if applicable, becomes the Annuitant. If there is no surviving Co-Annuitant, and the Annuitant was not the Owner, the Owner becomes the Annuitant. You have the right to name a new Annuitant within 60 days. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner, a new Annuitant may not be designated, and the Annuitant will be deemed to be the Owner for purposes of determining the death benefit.

DEATH OF ANNUITANT DURING THE ANNUITY PERIOD: If the Annuitant dies on or after the Annuity Date, the Settlement Option then in effect will govern whether or not we will continue to make any payments. The death of a non-Annuitant Owner or Joint Owner has no effect on the payout during the Annuity Period.

VFLX-99 C-GMDB-NY                                                         C-GMDB

PAYMENT OF DEATH BENEFIT: We will require due proof of death and any other documentation we request in Good Order before any death benefit is paid. All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

SPECIAL TAX CONSIDERATIONS: There are special tax rules that apply to IRA and other qualified contracts during both the Accumulation Period and Annuity Period governing distributions upon the death of the Owner. These rules are contained in provisions in the attached endorsements and supersede any other distribution rules contained in the Contract.

The preceding provisions regarding the death of the Owner are intended to satisfy the distribution at death requirements of section 72(s) of the Internal Revenue Code of 1986, as amended. We reserve the right to amend this Contract by subsequent endorsement as necessary to comply with applicable tax requirements, if any, which are subject to change from time to time. Such additional endorsements, if necessary to comply with amended tax requirements, will be mailed to you and become effective within 30 days of mailing, unless you notify us in writing, within that time frame, that you reject the endorsement.

                         ANNUITY AND SETTLEMENT OPTIONS

GENERAL: On the Annuity Date, the Adjusted Contract Value will be applied under the Annuity or Settlement Option you have selected. If the Adjusted Contract Value is less than $2,000, or if payment under any option selected would be less than $20 per month, we reserve the right to pay out the Adjusted Contract Value in a lump sum.

SELECTION OF AN ANNUITY OR SETTLEMENT OPTION: You may select an Annuity or Settlement Option by notifying us of the selected option in Good Order. If no Annuity or Settlement Option is selected, or if the chosen Option is not received in Good Order, Option 2, Life Income Annuity Option, will automatically be applied. You may, at any time prior to the Annuity Date, by a request in Good Order 30 days in advance, select and/or change the Annuity or Settlement Option.

ANNUITY AND SETTLEMENT OPTIONS: This Contract provides for payments under one of the Annuity or Settlement Options described below. Any other Annuity or Settlement Option acceptable to us may be selected.

OPTION 1 - FIXED PERIOD ANNUITY OPTION. We will make equal payments for a period you choose up to 25 years. At your choice, we will make such payments annually, semi-annually, quarterly or monthly. The Option 1 Table shows the minimum amounts we will pay.

OPTION 2 - LIFE INCOME ANNUITY OPTION. We will make payments for as long as the Annuitant lives, with payments certain for 120 months. At your choice, we will make such payments annually, semi-annually, quarterly or monthly. The Option 2 Table shows the minimum amounts we will pay.

OPTION 3 - INTEREST PAYMENT SETTLEMENT OPTION. We will credit interest on the Adjusted Contract Value at the RATE of at least 3% until you request payment of all or part of the Adjusted Contract Value. At your choice, we will pay interest on the Adjusted Contract Value not yet withdrawn annually, semi-annually, quarterly or monthly. You may request full or partial payment of the Adjusted Contract Value provided, however, that if a partial payment is requested, the amount of any Adjusted Contract Value remaining after such requested amount is paid must be at least $1 ,000. This option is not available for qualified contracts.

OTHER ANNUITY OR SETTLEMENT OPTIONS: We may offer or consent to other settlement options, including life income annuity options with payments certain for a period of other than 120 months. Contact the representative who sold you the Contract or call the toll-free number listed on your quarterly statement for information.

ANNUITY: Unless you designate another Payee, you will be the Payee of the Annuity Payments. The Adjusted Contract Value will be applied to the applicable Annuity Table contained in this Contract based upon the Annuity Option you have selected. The amount of the first payment for each $1 ,000 of Adjusted Contract Value is shown in the Annuity Tables. If when Annuity Payments begin we are using tables of annuity rates for these Contracts which result in larger Annuity Payments, we will use those tables instead. Annuity Payments will depend on the age and sex of the Annuitant, where permitted.

VFLX-99 C-GMDB-NY                                                         C-GMDB

                                   BENEFICIARY

BENEFICIARY: The Beneficiary designation in effect on the Contract Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the last to die of the Owner or Joint Owner (or the first to die of the Owner or Joint Owner if the Owner and Joint Owner are not spouses at the time of the Owner's or Joint Owner's death) during the Accumulation Period. The Owner must be the primary Beneficiary of the Joint Owner, and the Joint Owner must be the primary Beneficiary of the Owner. Other than primary Beneficiaries, Beneficiaries must be the same for both the Owner and Joint Owner.

When a Beneficiary is designated, any relationship shown is to the Owner unless otherwise specified.

To show priority among Beneficiaries, we will label the classes, so that the class with first priority is called the primary class, the class with next priority is called the secondary class, and so on. The following statements apply to Beneficiaries unless the Contract Data pages, Contract endorsement or any change request that we have processed specifies otherwise:

    One who survives the last to die of the Owner and Joint Owner will have the right to be paid only if no one in a prior class survives the last to die of the Owner and Joint Owner.

    One who has the right to be paid will be the only one paid if no one else in the same class survives the last to die of the Owner and Joint Owner.

    Two or more in the same class who have the right to be paid will be paid in equal shares.

    If no one survives the sole Owner, we will pay in one sum to the Owner's estate.

    Unless you notify us otherwise in writing received in Good Order, when there is insufficient evidence to determine the order of death, we will deem the Owner to be the last survivor and make payment to the Owner's Beneficiary.

    Before we make a payment, we have the right to decide what reasonable proof we need of the identity, age or any other facts about any persons designated as Beneficiaries. If Beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

CHANGE OF BENEFICIARY: To initiate a change of Beneficiary, call the toll-free number listed on your statement or contact the representative who sold you the Contract. We will send you a change request form. We may also ask you to send us the Contract. The change of beneficiary will take effect on the date you sign the change form, provided such request is received in Good Order. Then, any previous Beneficiary's interest will end as of the date the change request is signed and we receive it in Good Order, even if the Owner or Joint Owner is not living when we process the change request.

VFLX-99 C-GMDB-NY                                                         C-GMDB

                 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS
                            FROM THE SEPARATE ACCOUNT

We reserve the right to suspend or postpone payments from the Separate Account for a withdrawal or transfer for any period when:


    1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

    2. trading on the New York Stock Exchange is restricted;

    3. an emergency exists as a result of which disposal of shares of the Investment Options held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of such shares; or

    4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

VFLX-99 C-GMDB                                                            C-GMDB

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, and any attached endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing. This Contract may not be modified by us without your consent except as may be required by applicable law or as set forth in this Contract.

ASSIGNMENT OF A CONTRACT: A request in Good Order specifying the terms of an assignment of a Contract must be provided to the Annuity Service Center. We are under no obligation to verify the assignment's validity or sufficiency. We will not be liable for any payment made or action taken before we record the assignment. If any Owner is living on the Annuity Date and an assignment is in effect on that date, we have the right to pay the Contract Surrender Value in one lump sum to the assignee where notice in Good Order is received. Partial assignments, collateral or otherwise, are not allowed without our approval. We reserve the right to restrict or refuse any assignment.

An assignment which results in a change of ownership will affect the value of the death benefit. Please see the section of the Contract entitled "Death of Last Survivor of Owner or Joint Owner During the Accumulation Period", for more information.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If the Contract is assigned, your rights may only be exercised with the consent of the assignee of record.

NON-PARTICIPATING IN SURPLUS: This Contract does not share in any distribution of our profits or surplus.

INCONTESTABILITY: We will not contest this Contract. We consider all statements made in the application for this Contract to be representations, not warranties.

MISSTATEMENT OF AGE OR SEX: We may require proof of age of the Annuitant before making any life contingent Annuity Payment provided for by this Contract. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the true age or sex.

Once Annuity Payments have begun, any underpayments, with interest at 5%, will be made up in one sum with the next Annuity Payment, and overpayments, with interest at 5%, will be deducted from the future Annuity Payments until the total is repaid.

CONTRACT SETTLEMENT: This Contract must be returned to us upon any settlement.

REPORTS: WE will send you a report four times each calendar year until the Annuity Date showing your Contract Value and other relevant information about your Contract. You may ask for a report like this at any time. But, except for the four reports we send you during the year, we have the right to charge a fee for each report. We will also furnish an annual report of the Separate Account. These reports will be sent to your last known address.

TAXES: Any taxes, including any Premium Taxes and any other type of tax (or component thereof) measured by or based upon any portion of the Purchase Payment we receive, paid to any governmental entity will be charged against the Contract Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Separate Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not it was sufficient. We will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Before we make a payment, we have the right to require reasonable proof of continued life and any other documentation we need to make the payment. We can require this proof for any person whose life or death determines whether or to whom we must make the payment.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payments thereof.

VFLX-99 C-GMDB-NY                                                         C-GMDB

                               VALUES AND BENEFITS

Any values and death benefits that may be available under this Contract are not less than the minimum benefits required by the law of any state in which this Contract is delivered.

                          ANNUITY OPTION PAYMENT TABLES

AMOUNTS PAYABLE: For Options 1 and 2, we will use the tables below to compute the minimum amount of the Annuity Option Payment.

If the Annuity Date is not a Contract Anniversary, we will adjust the amounts accordingly.

The annuity payments in the Option 2 Table are based on the Annuitant's Adjusted Age and sex. The Adjusted Age is the Annuitant's age last birthday when the first Annuity payment is due, adjusted as shown in the Option 2 Table.

When we computed the amounts we show in the Option 2 Table, we adjusted the Annuity 2000 Mortality Table to an age last birthday basis, less two years, and we used an interest rate of 3% per year. If the age is over 80, the rate for age 80 will be used.

      OPTION 1 TABLE
------------------------------
     MINIMUM AMOUNT OF
    MONTHLY PAYMENT FOR
  EACH $1,000, THE FIRST
   PAYABLE IMMEDIATELY
------------------------------
 Number               Monthly
of Years              Payment
------------------------------
   1                  $84.47
   2                   42.86
   3                   28.99
   4                   22.06
   5                   17.91

   6                   15.14
   7                   13.16
   8                   11.68
   9                   10.53
  10                    9.61

  11                    8.86
  12                    8.24
  13                    7.71
  14                    7.26
  15                    6.87

  16                    6.53
  17                    6.23
  18                    5.96
  19                    5.73
  20                    5.51

  21                    5.32
  22                    5.15
  23                    4.99
  24                    4.84
  25                    4.71
----------------------------

Multiply the monthly amount
  by 2.993 for quarterly,
 5.963 for semi-annual or
  11.839 for annual



                                   OPTION 2 TABLE
                           Amount of Annuity Payment for
                       each $1,000 applied on the Annuity Date
--------------------------------------------------------------------------------
 Adjusted                             Adjusted
   Age        Male       Female          Age         Male        Female
--------------------------------------------------------------------------------
    41       $3.51       $3.35           61          $4.83       $4.49
    42        3.55        3.39           62           4.94        4.58
    43        3.59        3.43           63           5.05        4.68
    44        3.64        3.46           64           5.17        4.79
    45        3.69        3.50           65           5.29        4.90
    46        3.74        3.54           66           5.42        5.01
    47        3.79        3.59           67           5.55        5.14
    48        3.84        3.63           68           5.69        5.27
    49        3.90        3.68           69           5.84        5.40
    50        3.96        3.73           70           5.99        5.55
    51        4.02        3.79           71           6.15        5.70
    52        4.08        3.84           72           6.31        5.86
    53        4.15        3.90           73           6.48        6.03
    54        4.22        3.96           74           6.65        6.20
    55        4.29        4.02           75           6.82        6.38
    56        4.37        4.09           76           6.99        6.57
    57        4.45        4.16           77           7.17        6.77
    58        4.54        4.24           78           7.34        6.96
    59        4.63        4.32           79           7.52        7.16
    60        4.73        4.40           80           7.69        7.36
--------------------------------------------------------------------------------
    Calendar Year in Which
     First Payment is Done                          Adjusted Age
--------------------------------------------------------------------------------
       Prior to 2010                                 Actual Age
     2010 Through 2019                            Actual Age minus   1
     2020 Through 2029                            Actual Age minus   2
     2030 Through 2039                            Actual Age minus   3
         After 2039                               Actual Age minus   4
--------------------------------------------------------------------------------

VFLX-99C-GMDB                                                             C-GMDB

INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT. ANNUITY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

VFLX-99 C-GMDB                                                           C-GMDB